UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 3, 2019

Tallgrass Energy, LP

(Exact name of registrant as specified in its charter)

Delaware	001-37365	47-3159268
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 W. 115th Street, Suite 350 Leawood, Kansas	66211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 928-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A shares representing limited partner interests	TGE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Appointment

Effective December 3, 2019, the Board of Directors (the “Board”) of Tallgrass Energy GP, LLC (“TGE GP”), the general partner of Tallgrass Energy, LP (“TGE”), appointed Matthew Sheehy as President of TGE GP.

Mr. Sheehy, age 40, has served as the Chairman of Bridger Aerospace Group since July 2018 and as the Chairman of Ascent Vision Technologies, LLC since December 2015. Mr. Sheehy originally joined Tallgrass in November 2012 and served in a number of roles at Tallgrass until his departure in March 2018. From November 2016 to March 2018, Mr. Sheehy served as the Senior Vice President and Chief Commercial Officer of TGE GP. In addition, Mr. Sheehy served as the President of Rockies Express Pipeline LLC from December 2013 until July 2017 and as a board member of Rockies Express Pipeline LLC from November 2016 to March 2018. Prior to joining Tallgrass, he served as a Principal and General Partner from August 2008 to November 2012 and as an Associate from August 2005 to August 2008 at Silverhawk Capital Partners LLC. From 2002 to 2005, he served as an Analyst at Wachovia Securities and Wachovia Capital Partners. Mr. Sheehy earned a Bachelor of Arts degree in Economics from Vanderbilt University in 2002.

There is no arrangement or understanding between Mr. Sheehy and any other person pursuant to which he was selected as an officer of TGE GP. Mr. Sheehy has no family relationship (within the meaning of Item 401(d) of Regulation S-K) with any director, executive officer or person nominated or chosen by TGE to become a director or executive officer. Except as disclosed herein, there has been no transaction since the beginning of TGE’s last fiscal year, and there is no currently proposed transaction, in excess of $120,000 in which TGE is or was a participant and in which Mr. Sheehy or any of his immediate family members (within the meaning of Item 404 of Regulation S-K) had or will have a direct or indirect material interest.

Employment Agreement with Matthew Sheehy

In connection with the Board’s appointment of Mr. Sheehy as President, TGE GP has entered into that certain Employment Agreement, effective as of December 3, 2019 (the “Sheehy Employment Agreement”), by and among Mr. Sheehy, TGE GP and Tallgrass Management, LLC (“Tallgrass Management”). Pursuant to the Sheehy Employment Agreement, Mr. Sheehy has agreed to serve as President of TGE GP effective as of December 3, 2019 (the “Sheehy Effective Date”), as discussed above.

Under the terms of the Sheehy Employment Agreement, Mr. Sheehy is entitled to receive an annual salary of $500,000, which will automatically increase to $550,000 on January 1, 2020. The Sheehy Employment Agreement further provides that beginning with the 2020 calendar year and each subsequent calendar year, Mr. Sheehy will be eligible to receive annual bonuses, with a target amount for 2020 equal to 300% of his base salary, based on the achievement of performance targets established by the Board, and subject to his continued employment through the date on which such bonus is paid.

Additionally, the Sheehy Employment Agreement provides that in the event a take-private transaction for TGE is not completed prior to April 30, 2020, on May 1, 2020, Mr. Sheehy will be eligible to receive 12,088,097 performance awards (“Performance Awards”) as follows:

•	7,082,449 Performance Awards with a per Performance Award value equal to (i) the lower of (a) the volume-weighted average price of a Class A share of TGE over the 60-day period beginning November 1, 2024 and (b) $36.04/share, with such price to be reduced based on the future value of any dividends paid between January 1, 2020 and December 31, 2024, assuming a 10.5% rate of return, minus (ii) a per share price of $32.95/share, with such price to be reduced based on the future value of any dividends paid between January 1, 2020 and December 31, 2024, assuming a 10.5% rate of return;

•	3,170,918 Performance Awards with a per Performance Award value equal to (i) the lower of (a) the volume-weighted average price of a Class A share of TGE over the 60-day period beginning November 1, 2024 and (b) $40.23/share, with such price to be reduced based on the future value of any dividends paid between January 1, 2020 and December 31, 2024, assuming a 12.5% rate of return, minus (ii) a per share price of $36.04/share, with such price to be reduced based on the future value of any dividends paid between January 1, 2020 and December 31, 2024, assuming a 12.5% rate of return; and

•	1,834,730 Performance Awards with a per Performance Award value equal to (i) the lower of (a) the volume-weighted average price of a Class A share of TGE over the 60-day period beginning November 1, 2024 and (b) $44.79/share, with such price to be reduced based on the future value of any dividends paid between January 1, 2020 and December 31, 2024, assuming a 15.0% rate of return, minus (ii) a per share price of $40.23/share, with such price to be reduced based on the future value of any dividends paid between January 1, 2020 and December 31, 2024, assuming a 15.0% rate of return.

The Performance Awards vest one-sixth on the Sheehy Effective Date and one-sixth on December 31st of each of 2020, 2021, 2022, 2023 and 2024, subject to his continued employment through the applicable vesting dates. If granted, the foregoing Performance Awards, to the extent vested, will be settled in Class A shares of TGE, less applicable withholdings, on January 10, 2025 based on the closing price of Class A shares of TGE on the date that is two trading days prior to January 10, 2025; provided, however, that a maximum of 1,800,000 Class A shares of TGE may be issued pursuant to the settlement of such Performance Awards with any remaining value to be settled in cash.

In the event a take-private transaction for TGE is completed prior to April 30, 2020, Mr. Sheehy will be eligible to receive, in lieu of the Performance Awards, awards that are the economic equivalent of the Performance Awards (the “Replacement Awards”). If granted, the Replacement Awards, to the extent vested, would be settled in cash no later than June 30, 2025.

While employed by TGE GP, Mr. Sheehy is entitled to receive (i) benefits that are normally provided to senior executives of Tallgrass Management, (ii) reimbursement for all ordinary and necessary out-of-pocket business expenses incurred by Mr. Sheehy, as well as reimbursement for the annual membership dues in YPO and one executive physical per year, and (iii) coverage under a policy of director and officer liability insurance. Mr. Sheehy’s employment is “at will” and may be terminated at any time.

The Sheehy Employment Agreement provides that in the event Mr. Sheehy’s employment is terminated without “cause” or in the event he resigns for “good reason” (as such terms are defined in the Sheehy Employment Agreement), so long as he executes a release of claims and abides by his post-separation obligations, he will receive a severance payment equal to the sum of (i) his accrued but unpaid base salary and certain other accrued benefits immediately prior to the termination date, and (ii) an amount equal to one times the sum of (A) his base salary immediately prior to the termination date, and (B) the annual bonus he most recently received, payable in a lump sum within 60 days after the termination of his employment.

In addition, in the event Mr. Sheehy’s employment is terminated without “cause” or in the event he resigns for “good reason” prior to December 31, 2024, so long as he executes a release of claims and abides by his post-separation obligations, (a) if such termination is on or within 12 months following a change of control, the Performance Awards will become fully vested; (b) if such termination is prior to a change of control or more than 12 months following a change of control, one-half of any unvested portion of the Performance Awards will become fully vested; (c) after giving effect to the preceding clauses (a) and (b), Mr. Sheehy will forfeit all remaining unvested portions of the Performance Awards; and (d) Mr. Sheehy will retain all vested portions of the Performance Awards subject to the terms and conditions set forth in the Sheehy Employment Agreement and the applicable award documentation. Upon any termination or resignation, Mr. Sheehy would receive payments related to his accrued and unpaid expenses, salary and benefits, and is entitled to directors and officers liability insurance coverage for so long as he is subject to any claim arising from his employment by Tallgrass Management.

Upon a change in control, the Sheehy Employment Agreement does not provide for termination or severance benefits or payments in addition to those described above.

Under the terms of the Sheehy Employment Agreement, Mr. Sheehy has agreed not to compete with Tallgrass Management or certain of its affiliates and not to solicit Tallgrass Management’s or certain of its affiliates’ employees during the term of his employment and for a period of two years thereafter.

The foregoing description of the Sheehy Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Sheehy Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Employment Agreement, effective as of December 3, 2019, by and among Tallgrass Energy GP, LLC, Tallgrass Management, LLC and Matthew Sheehy

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALLGRASS ENERGY, LP

	By:	Tallgrass Energy GP, LLC, its general partner
Date: December 3, 2019		By:	/s/ William R. Moler
William R. Moler
Chief Executive Officer